                                                                   EXHIBIT 99.11

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

December 22, 2005

American Century Investment Trust
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American  Century  Investment  Trust, a business trust formed under the laws of the Commonwealth of Massachusetts  (the "Trust"), in  connection  with the Trust's  Registration  Statement on Form N-14 (File No.
33-65170),  which relates to the shares of beneficial interest of the Trust (the
"Shares"),  proposed to be issued in accordance  with the terms of the Agreement and Plan of  Reorganization,  dated December 14, 2005,  with Mason Street Funds,
Inc. (the "Agreement"),  including the proposed  reorganization of (1) the Mason
Street Select Bond Fund into the American  Century-Mason Street Select Bond Fund and (2) the Mason  Street High Yield Bond Fund into the  American  Century-Mason
Street High-Yield Bond Fund.

     In connection  with rendering the opinions set forth below, I have examined the Registration Statement,  including the Agreement, which is being filed as an exhibit thereto;  the Trust's Amended and Restated  Agreement and Declaration of
Trust and the current  Bylaws,  as  reflected  in the  corporate  records of the
Trust;  resolutions  of the  Board of  Trustees  of the  Trust  relating  to the approval  of the  Agreement  and the  issuance  of the  Shares;  and such  other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures,  the legal capacity of all natural  persons,  the authenticity,  accuracy and completeness of documents purporting to be originals and  the  conformity  to  originals  of any  copies  of  documents.  I have  not independently established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of  the  Commonwealth  of  Massachusetts  that  in my  experience  are  normally applicable  to the  issuance of shares by entities  such as the Trust and to the
Securities Act of 1933, as amended (the "1933 Act"), the Investment  Company Act of 1940, as amended (the "1940 Act"),  and the regulations of the Securities and
Exchange Commission (the "SEC") thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The  issuance  of the Shares  pursuant  to the  Agreement  has been duly authorized by the Trust.

American Century Investment Trust
December 22, 2005

     2. When  issued  upon the terms  provided  in the  Registration  Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating  the offer and sale of securities,  and assuming the continued  valid existence of the Trust under the laws of the Commonwealth of Massachusetts,  the
Shares will be validly issued,  fully paid and  non-assessable.  However, I note that  shareholders  of the  Trust  may,  under  certain  circumstances,  be held personally liable for the obligations of the Trust.

     For the record,  it should be stated  that I am an officer and  employee of
American Century Services, LLC, an affiliate of the Trust's investment advisor.

     I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement.  I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration  Statement. In giving my consent I do not  thereby  admit that I am in the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the rules and regulations of the SEC thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                   Very truly yours,

                                   /s/ Brian L. Brogan
                                   -------------------------------------
                                   Vice President and
                                   Associate General Counsel

BLB/dnh